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Exhibit 99.2

Contact Name:
Contact Phone Number:

THIS DOCUMENT CONTAINS TIME SENSITIVE MATERIAL AND
REQUIRES YOUR IMMEDIATE ATTENTION.

LETTER OF TRANSMITTAL

To Tender
9 1/4% Notes due 2002, 10 1/2% Notes due 2007, 13.125% Notes due 2009,
10 1/2% Notes due 2018, Floating Rate Notes due 2003
(together, the "Old Notes")

of

Multicanal S.A.

        as to which no election among the three options presented in Multicanal S.A.'s (the "Company") acuerdo preventivo extrajudicial (the "APE") (the "Options") was made on or prior to December 12, 2003 (the "Eligible Notes"). Eligible Notes include Old Notes as to which no election among the Options was made at the bondholders' meeting held on December 10, 2003 under the provisions of Section 45 bis of Law No. 24,522, as amended (the "Argentine Insolvency Law") either because the holder thereof voted against or abstained from voting on the Company's APE, as well as Old Notes whose holders did not participate in such meeting. The election described herein is offered pursuant to the resolution issued on April 14, 2004 (decision affirmed on appeal by the Argentine Court of Commercial Appeals, Chamber "A," on October 4, 2004; extraordinary appeal rejected on December 14, 2004; "recurso de queja" dismissed April 5, 2005; and related appeal dismissed May 26, 2005) in the proceedings captioned "MULTICANAL S.A. S/ACUERDO PREVENTIVO EXTRAJUDICIAL" (Record No. 83,658) by the Argentine National Court of First Instance on Commercial Matters No. 4, Clerk's Office No. 8 (the "Court-Ordered Election") and an order entered by the United States Bankruptcy Court, Southern District of New York (the "U.S. Bankruptcy Court") on January 6, 2005 in the proceedings captioned "In re: Board of Directors of Multicanal S.A., Debtor in Foreign Proceeding" (Case No. 04-10280 (ALG)) and "In re: Multicanal S.A., Alleged Debtor" (Case No. 04-10523 (ALG)), regarding recognition in the United States of the APE under 11 U.S.C. § 304 to the extent effective in Argentina (the "U.S. Order"). Holders are referred to the prospectus accompanying this Letter of Transmittal (the "Prospectus") for more information about the Court-Ordered Election and the offer made concurrently herewith to U.S. retail holders that tendered Old Notes into the cash option under the Company's APE on or prior to December 12, 2003 (the "U.S. Retail Holder Election," and together with the Court-Ordered Election, the "Election Offers").

        The U.S. Order was appealed to the United States District Court for the Southern District of New York (the "U.S. District Court") in the proceeding captioned "Argentinean Recovery Company LLC, et. al v. Board of Directors of Multicanal S.A." (Case No. 04-CIV 3619 (AKH)). On April 5, 2005, the U.S. District Court entered an order upholding the U.S. Bankruptcy Court's dismissal of the involuntary petition filed against the Company and the denial of the claim regarding alleged rights under the Trust Indenture Act of 1939, but reserved judgment on issues relating to the implementation of a proposed cure to address the U.S. retail holder discrimination found by the U.S. Bankruptcy Court. At a hearing held on May 31, 2005, the U.S. District Court indicated its intention to affirm the U.S. Bankruptcy Court on many issues. It also stated that it intended to remand the proceedings to the U.S. Bankruptcy Court and instruct the U.S. Bankruptcy Court to establish whether the proposed remedy to cure the U.S. retail holder discrimination (as well as the implementation of the Court-Ordered Election) could be legally effected in reliance on an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") or registration with the U.S. Securities and Exchange Commission (the "Commission") of the new securities to be issued to the creditors identified by both courts was required.

        Also in May 2005, a notice of appeal to the United States Court of Appeals for the Second Circuit (the "Second Circuit") of the U.S. District Court's April 5, 2005 order was filed and a motion to dismiss the appeal on the grounds that the Second Circuit has no appellate jurisdiction over the U.S. District Court's April 5, 2005 was submitted and opposed. Both parties stipulated that this motion to dismiss the Second Circuit appeal and the briefing and hearing on the appeal should be adjourned until after the U.S. District Court issues its further order. The stipulation was approved by the Second Circuit on August 18, 2005.

The Exchange Agent for the Court-Ordered Election is:

JPMorgan Chase Bank

Institutional Trust Services
4 New York Plaza, 15th Floor
New York, NY 10004
Tel: (212) 623-5136
Fax: (212) 623-6214

This letter of transmittal (the "Letter of Transmittal") must be completed by holders of Eligible Notes notwithstanding that they will be tendering through The Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP").

IF YOU ARE A HOLDER OF OLD NOTES AS TO WHICH THE ELECTION OFFERED WAS MADE ON OR PRIOR TO DECEMBER 12, 2003, YOU ARE NOT ELIGIBLE TO TAKE ANY ACTION PURSUANT TO THIS LETTER OF TRANSMITTAL.

THE COURT-ORDERED ELECTION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2005, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION (SUCH DATE AND TIME AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").

        Delivery of this Letter of Transmittal to an address other than as set forth above, or transmission of instructions via a fax number other than as listed above, will not constitute a valid tender of Eligible Notes.

        Holders who are making an election among the Options but choosing to retain possession of all of their Eligible Notes pending the conclusion of all appeals or petitions in the United States and/or Argentina for review of the APE and the U.S. Order should not execute or deliver this Letter of Transmittal but should instead execute an Election Agreement, the form of which is enclosed with this Letter of Transmittal, with the Company. If this Letter of Transmittal is executed and delivered, the holder of the Eligible Notes detailed herein will be deemed to have decided not to retain possession thereof and such Eligible Notes will be tendered to the Company.

        In order to validly tender Eligible Notes, a holder of Eligible Notes that does not choose to retain possession thereof must (a) tender its Eligible Notes by book-entry transfer through DTC's ATOP system and transmit to the Exchange Agent a computer generated message (an "Agent's Message") in which such holder of Eligible Notes acknowledges that it has received this Letter of Transmittal and agrees to be bound by its terms and makes the representations and warranties contained in this Letter of Transmittal, (b) complete and execute a Letter of Transmittal with respect to each tender made on behalf of a beneficial owner of Eligible Notes, have it notarized and either apostilled (in accordance with the Hague Convention) or consularized, and return it to the Exchange Agent prior to the Expiration Date and (c) deliver to the Exchange Agent a legible copy of the corresponding and validly executed Instruction Letter it has received from the beneficial owner(s) of the Eligible Notes tendered pursuant to this Letter of Transmittal prior to the Expiration Date.

        Delivery of documents to DTC does not constitute delivery to the Exchange Agent. Failure to deliver a duly executed, notarized and either apostilled (in accordance with the Hague Convention) or consularized Letter of Transmittal and a completed and validly executed Instruction Letter prior to the Expiration Date will constitute an incomplete tender, and will result in the return to the holder of such Eligible Notes tendered through ATOP. Eligible Notes returned to a holder will be treated as having failed to elect among the Options.

        Notwithstanding any other provisions of, or any extension of, the Court-Ordered Election, the Company may terminate the Court-Ordered Election or, at its option, withdraw, modify, extend or otherwise amend the Court-Ordered Election at any time prior to or concurrently with the expiration of the Court-Ordered Election, as extended for any reason in its sole discretion, including without limitation, if any action or event shall have occurred or been threatened, any action shall have been taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to one or both of the Election Offers, the APE, any court order or court-ordered measure (whether in Argentina or the United States) relating thereto (a "Court-Ordered Measure") or any of the Options, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, including without limitation any amendment of the Argentine Insolvency Law that challenges the making of one or both of the Election Offers, the APE or any of the Options, or could, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or could otherwise adversely affect in any material manner, one or both of the Election Offers, the APE, any Court-Ordered Measure or any of the Options.

        The foregoing conditions are for the Company's sole benefit and may be waived by the Company in whole or in part in its absolute discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

        The Company reserves the right, in its absolute discretion, if the transactions contemplated in the APE are not consummated for any reason, to purchase or make offers to purchase any Old Notes (including Eligible Notes) and other financial indebtedness of the Company (together with the Old Notes, the "Existing Debt") that remain outstanding and, to the extent permitted by applicable law, purchase Existing Debt in the open market, in privately negotiated transactions, tender offers or otherwise. The terms of any such purchases or offers could differ from the terms of the APE.

COMPANY DISCLOSURE

        Information about the Company can be read and copied at the Commission's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company also files annual reports on Form 20-F, and exhibits thereto, furnishes information periodically on Form 6-K, and has filed an application for qualification of indentures on Form T-3 and a Form F-4 Registration Statement by electronic means and they are available to the public over the Internet at the Commission's web site at http://www.sec.gov. The Company will also make available to holders of Old Notes entitled to participate in the Election Offers, copies of all of its filings and submissions made with the Commission since January 1, 2003, including a copy of the Form F-4 Registration Statement, together with its exhibits, at the office of the Exchange Agent, at the address provided on the back cover to this Letter of Transmittal. To obtain timely delivery, holders of our Old Notes entitled to participate in the Court-Ordered Election must request this information no later than five business days before the date they must make their election and in no case later than five business days before the Expiration Date.

        Please fill out the following related to how you are tendering your Eligible Notes.

Name of Tendering Institution:

DTC/Euroclear/Clearstream Account Number (please specify):

Transaction Code Number (ATOP/Agent Message Serial Number):

        List below the Eligible Notes as to which this Letter of Transmittal relates. If the space provided is insufficient, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Eligible Notes will be accepted only in principal amounts equal to U.S.$1,000 or integral multiples thereof. No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF ELIGIBLE NOTES

Name(s) and Address(es) of Registered Holder(s) or Name of DTC Participant and Participant's DTC Account Number in which Eligible Notes are Held (Please fill in blank)	Principal Amount Tendered

Total Principal Amount of Eligible Notes:

        The names and addresses of the registered holders of Eligible Notes should be printed, if not already printed above, exactly as they appear on the instruments representing Eligible Notes tendered hereby.

The Options

The Par Option

        Holders of Eligible Notes that elect the par option (the "Par Option") will be entitled to receive U.S.$1,050 of the Company's 10-Year Notes (the "10-Year Notes") for each U.S.$1,000 principal amount of Eligible Notes irrevocably transferred for cancellation pursuant to the terms of the Court-Ordered Election, subject to reallocation in accordance with the APE as described below.

        The aggregate principal amount of Existing Debt (including Eligible Notes and Existing Debt as to which elections among the Options were made on or prior to December 12, 2003) that may be exchanged for the Par Option is U.S.$76.5 million. As of December 12, 2003, holders of approximately U.S.$116,942,700 aggregate principal amount of Existing Debt elected the Par Option. Because the maximum amount of the Par Option has already been exceeded as a result of elections made by holders of Existing Debt on or prior to December 12, 2003, holders of Eligible Notes that elect the Par Option can expect that their Old Notes will be prorated and reallocated to the Combined Option (described below) or, to the extent that the maximum amount of Existing Debt that may be exchanged for the Combined Option has been fully subscribed, to the Cash Option (described below).

        Interest on the 10-Year Notes will accrue from December 10, 2003, and the Company will pay interest accrued through the date the Company accepts Eligible Notes upon expiration of the Election Offers on the date the Company delivers or makes available the New Securities (as defined below) under the APE. The Company will not pay any accrued and unpaid interest (including default interest and additional amounts, if any) on the Existing Debt that is exchanged or capitalized pursuant to the APE, the Election Offers or any Court-Ordered Measure.

The Combined Option

        Holders of Eligible Notes that elect the combined option (the "Combined Option") will receive U.S.$440 of either the Company's 7-Year Fixed Rate Notes (the "7-Year Fixed Rate Notes") or 7-Year Floating Rate Notes (the "7-Year FRNs," and together with the 7-Year Fixed Rate Notes, the "7-Year Notes") (the 7-Year Notes, together with the 10-Year Notes, the "New Notes") and 641 class C shares of common stock in the Company (the "New Shares," and together with the New Notes, the "New Securities") for each U.S.$1,000 principal amount of Eligible Notes irrevocably transferred for cancellation pursuant to the terms of the Court-Ordered Election, subject to reallocation in accordance with the APE as described below. Holders of Eligible Notes that elect the Combined Option will receive 7-Year Fixed Notes unless the 7-Year FRNs are expressly requested.

        The aggregate principal amount of Existing Debt (including Eligible Notes and Existing Debt as to which elections among the Options were made on or prior to December 12, 2003) that may be exchanged for the Combined Option is U.S.$324.9 million. As of December 12, 2003, holders of approximately U.S.$181,594,700 aggregate principal amount of Existing Debt elected the Combined Option. Any principal amount of Existing Debt electing the Combined Option that exceeds U.S.$324.9 million (including amounts corresponding to holders of Existing Debt that elected the Combined Option before December 12, 2003) will be prorated and reallocated ratably to the Cash Option (described below) (as the Par Option is already oversubscribed).

        Interest on the 7-Year Notes will accrue from December 10, 2003, and the Company will pay interest accrued through the date the Company accepts Eligible Notes upon expiration of the Election Offers on the date the Company delivers or makes available New Securities under the APE. The Company will not pay any accrued and unpaid interest (including default interest and additional amounts, if any) on the Existing Debt that is exchanged or capitalized pursuant to the APE, the Election Offers or any Court-Ordered Measure.

The Cash Option

        Holders of Eligible Notes that elect to receive the cash option (the "Cash Option") will receive a cash payment of U.S.$300 (the "Cash Payment") for each U.S.$1,000 principal amount of Eligible Notes irrevocably transferred for cancellation pursuant to the terms of the Court-Ordered Election, subject to reallocation in accordance with the APE as described below. The aggregate principal amount of Existing Debt (including Eligible Notes and Existing Debt as to which elections among the Options were made on or prior to December 12, 2003) that may be accepted in the Cash Option is U.S.$131 million. As of December 12, 2003, holders of approximately U.S.$44,088,500 aggregate principal amount of Existing Debt elected the Cash Option. Any principal amount of Existing Debt electing the Cash Option that exceeds U.S.$131 million will be prorated and reallocated to the Combined Option (as the Par Option is already oversubscribed). In its decisions, the U.S. Bankruptcy Court, among other findings, found that the Cash Option was less valuable than the Par Option and Combined Option. See "Company Disclosure."

        The Company will pay interest on amounts payable to holders of Existing Debt that receive the Cash Option, accruing on such amounts from December 10, 2003 at a rate of 2% per annum, to but excluding the date on which the Cash Payment is made.

Accrued and Unpaid Interest

        The Company will not pay any accrued and unpaid interest (including default interest and additional amounts, if any) on the Existing Debt that is exchanged or capitalized pursuant to the APE, the Election Offers or any Court-Ordered Measure.

Allocation Under the APE

        Under the terms of the Company's APE, the maximum aggregate principal amount of Existing Debt that may be exchanged for the Par Option is U.S.$76.5 million; the Combined Option, U.S.$324.9 million; and the Cash Option, U.S.$131 million. As of December 2003, when the Company accepted the Existing Debt that holders had agreed to exchange pursuant to its APE, holders of Existing Debt in an aggregate amount exceeding U.S.$76.5 million had elected the Par Option. Accordingly, because the maximum amount of the Par Option has been exceeded as a result of holders' elections, the Old Notes of all holders that elect the Par Option (including those that do so in the Election Offers) will be subject to allocation ratably to the Combined Option or, to the extent that the maximum amount of the Existing Debt that may be exchanged for the Combined Option has been fully subscribed, to the Cash Option. Any principal amount of Existing Debt electing the Cash Option that exceeds U.S.$131 million will be prorated and reallocated to the Combined Option (as the Par Option is already oversubscribed). Any principal amount of the Company's Existing Debt electing the Combined Option that exceeds U.S.$324.9 million will be prorated and reallocated to the Cash Option.

        The allocation will be conducted after giving effect to any elections made in the Election Offers.

Failure to Elect

        The amount of consideration available under each Option is limited and must be allocated among holders of Existing Debt as described above. The Company will, subject to certain conditions, cancel the Old Notes of and make available to holders of Eligible Notes that are entitled to make an election and do not do so before the Expiration Date (and are not a U.S. retail holder that tendered Old Notes into the Cash Option on or prior to December 12, 2003) their ratable share of any consideration from the Combined Option or the Cash Option that has not been taken up by holders of Existing Debt that have elected before the Expiration Date (including holders of Existing Debt that made their elections on or prior to December 12, 2003).

Form of New Notes

        The New Notes issued to holders of Eligible Notes participating in the Court-Ordered Election will be registered with the Commission pursuant to the Securities Act and will be governed by an indenture, a first supplemental indenture (governing the 10-Year Notes), and a second supplemental indenture (governing the 7-Year Notes) (together, the "New Indentures"). The New Notes will be issued only in fully registered, global form, without interest coupons, in minimum denominations of U.S.$1.00 (the "Global Notes"). The New Notes will not be issued in bearer form.

        The New Notes will be deposited on the date such New Notes are issued, on behalf of holders of Existing Debt that elect or are deemed to have elected an Option that includes New Notes with the trustee under the New Notes at its New York City office as custodian for DTC. The New Notes will be registered in the name of a nominee of DTC, for credit to the respective accounts (or to such accounts as they may direct) of Euroclear or Clearstream, Luxembourg.

        Owners of beneficial interests in a Global Note will be entitled to receive physical delivery of certificated New Notes only in the limited circumstances described in the New Indentures governing the New Notes.

        This Letter of Transmittal is not intended for use by or on behalf of U.S. retail holders that tendered Old Notes into the Cash Option on or prior to December 12, 2003 and wish to elect between the Combined Option and Par Option pursuant to the U.S. Retail Holder Election. Such holders are referred to the Election Notice accompanying the Prospectus.

New Securities	Principal Amount of Eligible Notes Tendered In Court-Ordered Election	Name of DTC Participant and Participant's account number to which New Notes are to be delivered upon consummation of the APE (if applicable)	Account number at Euroclear to which New Notes are to be delivered upon consummation of the APE (if applicable)	Account number at Clearstream, Luxembourg to which New Notes are to be delivered upon consummation of the APE (if applicable)

U.S.$1,050 of 10-Year Notes*

U.S.$440 of 7-Year Fixed Rate Notes plus 641 New Shares*

U.S.$440 of 7-Year FRNs plus 641 New Shares*

	Principal Amount of Eligible Notes Tendered In Court-Ordered Election	Name of DTC Participant and Participant's account number to which the Cash Payment is to be made upon consummation of the APE (if applicable)	Account number at Euroclear to which the Cash Payment is to be made upon consummation of the APE (if applicable)	Account number at Clearstream, Luxembourg to which the Cash Payment is to be made upon consummation of the APE (if applicable)

Cash Option*

*
See "New Share Issuance Instructions" and Instruction 3 to this Letter of Transmittal.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Company's APE, the Election Offers, any Court Ordered Measure, and in accordance with this Letter of Transmittal, the principal amount of Eligible Notes indicated in the table above entitled "Description of Eligible Notes" under the column headings "Principal Amount Tendered." The undersigned acknowledges and agrees that the tender of Eligible Notes made hereby may not be withdrawn; provided that, if for any reason the Company returns all Old Notes tendered by holders on or prior to December 12, 2003, the Company will return to holders of Eligible Notes any Eligible Notes validly tendered in the Court-Ordered Election.

        Effective upon the making of the Cash Payment or delivery of any of the New Securities in accordance with the APE, as applicable, as payment for the principal amount of Eligible Notes tendered herewith in accordance with the terms and subject to the conditions of the Court-Ordered Election and the APE, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all of the Eligible Notes tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent (or its designee) the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to such Eligible Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) present such Eligible Notes and all evidences of transfer and authenticity to, or transfer ownership of such Eligible Notes on the account books maintained by DTC to, or upon the order of, the Company, (ii) present such Eligible Notes for transfer of ownership on the books of The Bank of New York, as Registrar of the Eligible Notes, (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Eligible Notes, (iv) execute on its behalf any ancillary documents that may be required to effect the transactions contemplated herein; and (v) confirm the making of the Cash Payment and/or the delivery of the New Securities by the Company in accordance with this Letter of Transmittal, the Election Offers, any Court-Ordered Measure and the APE.

        The undersigned acknowledges and agrees that tenders of Eligible Notes pursuant to the Court-Ordered Election and the instructions hereto and acceptance of such transfers by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to this Letter of Transmittal. For purposes of the Court-Ordered Election, the undersigned understands that validly tendered Eligible Notes in accordance with this Letter of Transmittal (or defectively tendered Eligible Notes with respect to which the Company has waived, or caused to be waived, such defect) will be deemed to have been accepted in the Court-Ordered Election if, as and when the Company gives written notice thereof to the Exchange Agent. Any tendered Eligible Notes that are not accepted in the Court-Ordered Election for any reason will be returned by crediting the account maintained at DTC from which such Eligible Notes were delivered. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Eligible Notes tendered hereby.

        The undersigned acknowledges and agrees that it hereby:

  (i)
  subject to, and effective upon, the making of the Cash Payment and/or the delivery of the New Securities as payment for the principal amount of Eligible Notes tendered herewith in accordance with the terms and subject to the conditions of the Election Offers, any Court-Ordered Measure and the APE, irrevocably sells, assigns and transfers to or upon the Company's order or the order of the Company's nominee, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder's status as a holder of, all Eligible Notes tendered hereby, such that hereinafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Eligible Notes arising under, from or in connection with such Eligible Notes;

  (ii)
  waives any and all rights with respect to the Eligible Notes tendered hereby (including, without limitation, any existing, past or continuing defaults and their consequences in respect of such Eligible Notes);

  (iii)
  releases and discharges the Company, its directors, officers, shareholders, affiliates and any trustee from any and all claims such holder may have, now or in the future, arising out of or related to the Eligible Notes tendered hereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the Eligible Notes tendered hereby or to participate in any redemption or defeasance of the Eligible Notes tendered hereby; and

  (iv)
  grants a power of attorney to the Exchange Agent authorizing it to (a) confirm the amount of the New Securities to be delivered by the Company, (b) confirm the making of the Cash Payment by the Company, in each case in accordance with the Letter of Transmittal, the Election Offers, any Court-Ordered Measure and the APE.

        In addition, the undersigned acknowledges, represents, warrants and agrees that:

  (i)
  (a) all transactions undertaken by the Company to effect the restructuring of its Old Notes, including the Election Offers and any Court-Ordered Measure, will have been effected in compliance with all applicable laws and in a manner consistent with the statutory rights of all holders of Eligible Notes to be treated equally and ratably and (b) it hereby waives any rights that it may have pursuant to Argentine law to bring an action to challenge the legality or validity of the Election Offers, any Court-Ordered Measure or the APE and demand restitution (acción revocatoria) of the Cash Payment, and agrees that such waiver will survive any termination of the APE;

  (ii)
  it is the beneficial owner (as defined below) of, or a duly authorized representative of such beneficial owner(s) of, the Eligible Notes tendered hereby and it has full power and authority to execute this Letter of Transmittal, and has full power and authority to tender, sell, assign and transfer the Eligible Notes tendered hereby;

  (iii)
  the Eligible Notes being tendered hereby were owned, as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and acknowledges that the Company will acquire good, indefeasible and unencumbered title to such Eligible Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Company accepts the same, except in the event the Company returns all Old Notes tendered by holders on or prior to December 12, 2003;

  (iv)
  it will not sell, pledge, hypothecate or otherwise encumber or transfer any Eligible Notes tendered hereby from the date of this Letter of Transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

  (v)
  if it is located or resident in Uruguay, it is aware that this transaction has not been registered with the Central Bank of Uruguay;

  (vi)
  if it elects to receive the 7-Year FRNs, it is domiciled in a jurisdiction that (i) is not deemed to be of low or zero taxation pursuant to Decree No. 916/2004, or (ii) has entered into an exchange of information agreement with Argentina and that is not limited by banking or other secrecy rules in respect of requests made by the tax authority of such jurisdiction;

  (vii)
  neither the Company, nor the Exchange Agent, nor any person acting on behalf of either of the foregoing, has made any statement, representation or warranty, express or implied, to it with respect to the Company, the Election Offers, any Court-Ordered Measure or the offer or delivery of the New Securities pursuant to the APE, other than the information (a) included in the Prospectus, the Letter of Transmittal and Instruction Letter (together, the "Election Forms"), or the notice published in Argentina, Luxembourg and New York setting forth the requirements of the Court-Ordered Election, or (b) filed with or submitted to the Comisión Nacional de Valores and Bolsa de Comercio de Buenos Aires of Argentina and the Commission;

  (viii)
  in evaluating the Court-Ordered Election and in making its decision whether to participate therein and tendering its Eligible Notes thereunder, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by the Company other than those contained or referred to in the Prospectus and the Election Forms;

  (ix)
  the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in the APE, the Election Offers and the U.S. Order;

  (x)
  the submission of this Letter of Transmittal to the Exchange Agent shall, subject to the terms and conditions of the Election Offers and the APE generally, constitute the irrevocable appointment of the Exchange Agent as its attorney-in-fact and agent, and an irrevocable instruction to the Exchange Agent to complete and execute all or any form(s) of transfer and other document(s) deemed necessary in the opinion of the Exchange Agent in relation to the Eligible Notes tendered thereby in favor of the Company or such other person or persons as the Company may direct and to deliver such form(s) of transfer and other document(s) in the Exchange Agent's opinion and/or the certificate(s) and other document(s) of title relating to such Eligible Notes' registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of the Exchange Agent necessary or expedient to vest in the Company or its nominees such Eligible Notes; and

  (xi)
  the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and that if any of the acknowledgements, representations, warranties and agreements deemed to have been made by it by its acquisition of the New Securities to be delivered or the Cash Payment to be made, as applicable, pursuant to the Election Offers and the APE are no longer accurate, it will promptly notify the Company.

        The acknowledgements, representations and warranties and agreements of a holder electing to participate in the Court-Ordered Election and accepting the New Securities to be delivered or Cash Payment to be made, as applicable, thereunder and tendering Eligible Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the date the New Securities are delivered or the Cash Payment is made, as applicable, to the undersigned. For purposes of this Letter of Transmittal, the "beneficial owner" of any Eligible Notes shall mean any holder that exercises sole investment discretion with respect to such Eligible Notes.

        All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        Unless otherwise indicated herein under "A. Special Issuance/Delivery Instructions", the undersigned hereby request(s) that any Eligible Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and delivered to, the undersigned (and in the case of Eligible Notes tendered by book-entry transfer, by credit to the account of DTC).

        In the event that the "A. Special Issuance/Delivery Instructions" box is completed, the undersigned hereby request(s) that any Eligible Notes representing principal amounts not tendered or not accepted by the Company be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated. The undersigned recognizes that the Company has no obligation pursuant to the "A. Special Issuance/Delivery Instructions" box to transfer any Eligible Notes from the names of the registered holder(s) thereof if the Company does not accept any of the principal amount of such Eligible Notes so tendered. In the event that the box entitled "B. Special Delivery Instructions" is completed, the undersigned hereby requests that New Notes be issued and credited to the DTC account of the person named therein.

  A. SPECIAL ISSUANCE/DELIVERY INSTRUCTIONS
  (See Instructions 1 and 2)

          To be completed ONLY if Eligible Notes in a principal amount not tendered or not accepted by the Company are to be issued in the name of someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or sent to an address different from that shown in the box entitled "Description of Eligible Notes" within this Letter of Transmittal.

Name	(Please Print)
DTC/Euroclear/Clearstream Account No.
(Tax Identification or Social Security Number)

  B. SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1 and 2)

          To be completed ONLY if New Notes are to be issued or if the Cash Payment is to be made in the name of someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or sent to an address different from that shown in the box entitled "Description of Eligible Notes" within this Letter of Transmittal.

Name	(Please Print)
DTC/Euroclear/Clearstream Account No.
(Tax Identification or Social Security Number)

  NEW SHARE ISSUANCE
  INSTRUCTIONS
  (See Instruction 3)

  To be completed by all holders of Eligible Notes tendering into the Court-Ordered Election. This information is necessary in connection with the delivery of the New Shares that are elected or may be allocated in accordance with the APE. Holders of Eligible Notes that do not have an existing account at the Caja de Valores S.A—whether in the name of the beneficial holder or a custodian to whose account the beneficial holder requests that the New Shares be delivered, should so indicate by checking the box below.

Name(s)	(Please Print or Type)
Address:
(City, State, Zip Code, Country)
(Tax Identification or Social Security Number)
Phone Number (in case of any questions related to the delivery of New Shares):

Credit New Shares to be issued to the following account at Caja de Valores S.A.:
(Account Number)
Number of Account Party:
  ☐
  The holder whose name is specified above does not maintain its own account at the Caja de Valores S.A and has not designated a custodian with an account at the Caja de Valores to whom the New Shares, if any, should be delivered. Please deliver any New Shares issued in exchange for the Eligible Notes tendered pursuant to this Letter of Transmittal (either as a result of an election or an allocation under the terms of the Election Offers and the APE) to a nominee selected by the Company, who will arrange for a local custodian to hold such New Shares in custody in its account at the Caja de Valores S.A. until the undersigned has met the conditions for a transfer of New Shares to another account.*

*
Holders that fail to complete the New Share Issuance Instructions will be deemed to have elected this option.

PLEASE SIGN HERE
(To be completed by all tendering holders of Eligible Notes)

        By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of Eligible Notes listed in the box above labeled "Description of Eligible Notes" under the column heading "Principal Amount Tendered."

        This Letter of Transmittal must be signed by the registered holder(s) exactly as the name(s) appear(s) on instrument(s) representing Eligible Notes or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of such Eligible Notes. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 2 to this Letter of Transmittal.

Signature(s) of Registered Holder(s) or Authorized Signatory (See guarantee requirement below)
Dated
Name(s)	(Please Print)
Capacity
Address	(Including Zip Code)
Area Code and Telephone Number
Tax Identification or Social Security No.

Medallion Signature Guarantee
(If Required—See Instructions 1 and 2 to this Letter of Transmittal)

Authorized Signature
Name of Firm

[Place Seal Here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Court-Ordered Election

        1.    Signature Guarantees.    Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless the Eligible Notes tendered hereby are tendered by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Eligible Notes) that has not completed any of the boxes entitled "Special Delivery Instructions" on this Letter of Transmittal. If the Eligible Notes are registered in the name of a person other than the signer of this Letter of Transmittal, or if the Eligible Notes not accepted for payment or not tendered are to be returned to a person other than the registered holder, or if the New Notes are to be issued, or the Cash Payment is to be made, if applicable, to a person other than the registered holder, then the signatures on this Letter of Transmittal accompanying the tendered Eligible Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instruction 2 to this Letter of Transmittal.

        2.    Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements.    If this Letter of Transmittal is signed by the registered holders of the Eligible Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the instrument(s) without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Eligible Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Eligible Notes.

        If any of the Eligible Notes tendered hereby is registered in the name of two or more holders, all such holders must sign this Letter of Transmittal. If any of the Eligible Notes tendered hereby is registered in different names on several instruments, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of instruments.

        If this Letter of Transmittal or any Eligible Notes or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted.

        When this Letter of Transmittal is signed by the registered holders of the Eligible Notes tendered hereby, no endorsements of Eligible Notes or separate instruments of transfer are required unless Eligible Notes not tendered or purchased are to be issued, or the Cash Payment is to be made, if applicable, to a person other than the registered holders or if the New Notes are to be issued to a person other than the registered holders, in which case signatures on such Eligible Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

        A holder of Eligible Notes must (a) tender its Eligible Notes into the Option(s) identified in its Letter of Transmittal by book-entry transfer through the DTC ATOP System and transmit to the Exchange Agent an Agent's Message in which a holder of Eligible Notes acknowledges that it has received this Letter of Transmittal and agrees to be bound by its terms and makes the representations and warranties contained in this Letter of Transmittal, (b) complete and execute this Letter of Transmittal, have it notarized and either apostilled (in accordance with the Hague Convention) or consularized, and return it to the Exchange Agent prior to the Expiration Date and (c) deliver to the Exchange Agent a legible copy of the corresponding and validly executed Instruction Letter it has received from the beneficial owner(s) of the Eligible Notes tendered pursuant to this Letter of Transmittal prior to the Expiration Date.

        3.    Delivery of New Shares.    The Company will designate a local custodian in whose name all New Shares will be issued and registered, who will hold New Shares for holders who have elected (or receive as a result of reallocation under the APE) the Combined Option. The Company will instruct such designee to deliver the New Shares to holders or holders' custodians, as applicable, and to request Caja de Valores S.A. to register such New Shares in the name of such holders or such holders' custodian, as applicable. The Company's local custodian will credit (or cause to be credited) the account at Caja de Valores S.A. that you specify in the box entitled "New Share Issuance Instructions" in this Letter of Transmittal. All holders of Eligible Notes that participate in the Court-Ordered Election must complete the box entitled "New Share Issuance Instructions" in order to receive delivery of the New Shares according to their election or as a result of reallocation under the APE, of the Combined Option, as the case may be. A holder that fails to duly complete the "New Share Issuance Instructions" box of this Letter of Transmittal will be deemed to have elected to have any New Shares issued and delivered to a local custodian designated by the Company, who will arrange for the local custodian to hold such New Shares in custody in its account at the Caja de Valores S.A. until such holder has met the conditions for a transfer of New Shares to another account. The New Shares cannot be delivered to DTC accounts, Euroclear accounts or Clearstream, Luxembourg accounts.

        4.    Delivery of Letter of Transmittal.    This Letter of Transmittal is to be used if Eligible Notes are to be delivered by book-entry transfer. Holders must deliver a separate Letter of Transmittal corresponding to each Instruction Letter provided by a beneficial holder of Eligible Notes electing to participate in the Court-Ordered Election. Tenders on behalf of different beneficial owners of Eligible Notes should not be aggregated and included in one Letter of Transmittal. A confirmation of a book-entry transfer of all Eligible Notes delivered by book-entry transfer as well as a properly completed and duly executed Letter of Transmittal and any other documents requested by this Letter of Transmittal (including one or more validly executed Instruction Letters), must be received by the Exchange Agent at its address set forth herein, prior to the Expiration Date. If Eligible Notes are delivered by book-entry transfer in multiple deliveries, a properly completed and duly executed Letter of Transmittal (together with one or more validly executed Instruction Letters) must accompany each such delivery.

        The method of delivery of Eligible Notes and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC, is at the election and risk of the holder and, except as otherwise provided in this Instruction 4, delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent prior to such date.

        No alternative, conditional or contingent tenders of Eligible Notes will be accepted. All tendering holders of Eligible Notes, by execution of this Letter of Transmittal (or a manually signed facsimile hereof), waive any right to receive any notice of the acceptance of their Eligible Notes by the Company.

        5.    Insufficient Space.    If the space provided under "Description of Eligible Notes" or "New Share Issuance Instructions" is insufficient, the information should be continued on a separate signed list and attached to this Letter of Transmittal.

        6.    Transfer Taxes.    Except as set forth in this Instruction 6, the Company will pay or cause to be paid any transfer taxes with respect to the transfer and/or sale of Eligible Notes to it, or to its order, pursuant to the Court-Ordered Election and the APE. If payment is to be made, or New Securities are delivered, or if Eligible Notes not tendered or purchased are to be registered in the name of any person(s) other than the registered holder, or if tendered Eligible Notes are registered in the name of any person(s) other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person(s)) payable on account of the transfer to such other person(s) will be charged to the registered holder or deducted from the payment to such holder, as applicable, unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        7.    Special Issuance and Delivery Instructions.    If any New Notes issued as payment for any Eligible Notes tendered hereby are to be delivered, or if the Cash Payment is to be made, or certificates evidencing Eligible Notes not tendered or not purchased or accepted by the Company, as the case may be, (are) to be issued, in the name of a person other than the person(s) signing this Letter of Transmittal, or if the Cash Payment in the name(s) of the person(s) signing this Letter of Transmittal is to be made or any such certificate is to be sent to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an account other than that shown in the box entitled "Description of Eligible Notes," as applicable on this Letter of Transmittal the appropriate boxes captioned "A. Special Issuance/Delivery Instructions" and "B. Special Delivery Instructions" on this Letter of Transmittal must be completed.

        8.    Determination of Validity, Eligibility and Compliance.    The Company will determine, in its sole discretion, all questions as to the validity, form, eligibility (including time of receipt), assignment and acceptance of any tender of Eligible Notes and its determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of Eligible Notes determined by it not to be in the proper form or the acceptance of or payment for which may be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Court-Ordered Election or any defect or irregularity in the tender of any particular Eligible Notes and the Company's interpretation of the terms of the Court-Ordered Election (including these instructions) shall be final and binding on all parties. No tender of Eligible Notes will be deemed to have been validly made until all defects and irregularities have been cured or waived. Unless waived, all defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent, nor any other person is or will be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

        9.    Backup Withholding and Information Reporting.    The exchange of the Existing Debt and any payments on the New Notes and the New Shares generally will be subject to information reporting requirements. To avoid the imposition of backup withholding, a U.S. holder should complete an IRS Form W-9 (which is attached to this Letter of Transmittal and can also be obtained at the website of the Internal Revenue Service at www.irs.gov) and either (i) provide its correct taxpayer identification number ("TIN") which, in the case of an individual U.S. holder, is his or her social security number, and certain other information, or (ii) establish a basis for an exemption from backup withholding. Certain holders (including, among others, corporations, individual retirement accounts and certain foreign persons) are exempt from these backup withholding and information reporting requirements, provided they establish their entitlement to an exemption. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption (which, in the case of a foreign holder generally would be provided on an IRS Form W-8 BEN), a holder may be subject to a backup withholding tax on the gross proceeds received in the offers and on any payments distributed on the New Notes or the New Shares, and proceeds of sale of the New Notes or the New Shares. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

        The U.S. tax consequences of the three Options will differ. U.S. holders of Eligible Notes should consult their own tax advisors regarding the consequences of electing any of the Options under U.S. federal income and other tax laws.

        10.    Requests for Assistance or Additional Copies.    Any questions or requests for assistance or additional copies of this Letter of Transmittal may be directed to the Exchange Agent at the telephone number set forth on the last page hereof. A holder may also contact such holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Court-Ordered Election.

        11.    Delivery of Instruction Letters Received From Beneficial Owners.    In order for us to deliver New Securities to a holder tendering Eligible Notes on behalf of a beneficial owner, such holder must deliver to the Exchange Agent (for the Company's benefit) at its fax number listed on the back page of this Letter of Transmittal a legible copy of the validly executed Instruction Letter that was delivered to such holder by the beneficial owner(s) whose Eligible Notes were tendered pursuant to this Letter of Transmittal.

        12.    Withdrawal of Tendered Eligible Notes.    Any Eligible Notes tendered in the Court-Ordered Election may not be withdrawn; provided however, that if for any reason the Company returns all Old Notes tendered by holders on or prior to December 12, 2003, the Company will return to the holders of Eligible Notes any such Notes validly tendered in the Court-Ordered Election.

Form W-9 (Rev. January 2002) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name

Business name, if different from above

Check appropriate box:	☐ Individual/ Sole proprietor	☐ Corporation	☐ Partnership	☐ Other	> .............................	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)					Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

  Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 2.

Note: If the account is in more than one name, see the chart on page 2 for guidelines on whose number to enter.

Social security number [ ][ ][ ]- [ ][ ]- [ ][ ][ ][ ]	or	Employer identification number [ ][ ]- [ ][ ][ ][ ][ ][ ]

  Part II Certification

Under penalties of perjury, I certify that:

1.
The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.
I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)

Sign Here	Signature of U.S. person >	Date >

Purpose of Form

A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

    1.     Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

    2.     Certify you are not subject to backup withholding, or

    3.     Claim exemption from backup withholding if you are a U.S. exempt payee.

    If you are a foreign person, use the appropriate Form W-8. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 30% of such payments after December 31, 2001 (28% after December 31, 2003). This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

    You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

    1.     You do not furnish your TIN to the requester, or

    2.     You do not certify your TIN when required (see the Part II instructions on page 2 for details), or

    3.     The IRS tells the requester that you furnished an incorrect TIN, or

    4.     The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

    5.     You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

    Certain payees and payments are exempt from backup withholding. See the instructions on page 2 and the separate Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Cat. No. 10231X	Form W-9 (Rev. 1-2002)

Form W-9 (Rev. 1-2002)                                                                                                                           Page 2

Specific Instructions

Name. If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

    If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

    Sole proprietor. Enter your individual name as shown on your social security card on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

    Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

    Other entities. Enter your business name as shown on required Federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

    Exempt From Backup Withholding. If you are exempt, enter your name as described above, then check the "Exempt from backup withholding" box in the line following the business name, sign and date the form.

    Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, see the Instructions for the Requester of Form W-9.

    If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Part I—Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.

    If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

    If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

    If you are an LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) above), and are owned by an individual, enter your SSN (or "pre-LLC" EIN, if desired). If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's EIN.

Note: See the chart on this page for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

    If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II—Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 3, and 5 below indicate otherwise.

    For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt from backup withholding above.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

    1.     Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

    2.     Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

    3.     Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

    4.     Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

    5.     Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA or Archer MSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws.

    You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

What Name and Number To Give the Requester

For this type of account:			Give name and SSN of:

1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship		The owner(3)

For this type of account:			Give name and EIN of:

6.	Sole proprietorship		The owner(3)
7.	A valid trust, estate, or pension trust		Legal entity(4)
8.	Corporate		The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization
10.	Partnership		The partnership
11.	A broker or registered nominee		The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

The Exchange Agent for the Court-Ordered Election is:

JPMorgan Chase Bank

Institutional Trust Services
4 New York Plaza, 15th Floor
New York, NY 10004
Tel: (212) 623-5136
Fax: (212) 623-6214

The Registered Office of the Company:

Multicanal S.A.

Ávalos 2057
(C1431DPM) Buenos Aires, Argentina

Tel: (5411) 5169-4700
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  Exhibit 99.2